EXHIBIT 10.4

                              AGREEMENT AND RELEASE


               This Agreement and Release is made by and between Imprint Records (formerly known as Veritas Music Entertainment) (hereinafter "Employer"), its subsidiaries, its affiliates and related entities and Brad Chambers (hereinafter "Employee").

               W I T N E S E T H :

               WHEREAS, Employee has previously been employed by Employer; and

               WHEREAS, the parties have elected to end their Employment Relationship; and

               WHEREAS, Employee acknowledges that he has had adequate time to consider this Agreement and has voluntarily agreed to its terms; and

               WHEREAS, the parties wish to clarify and memorialize certain agreements made between them in regard to Employee's employment and the termination of his employment;

               NOW, THEREFORE, in consideration of the foregoing premises and the terms stated herein, it is mutually agreed between the parties as follows:

        1. Employee resigned his employment with Employer effective 5:00 p.m., June 19, 1996 (the "Separation Date").

        2. Employee agrees to return to Employer all personal property, items, documents, or business records of any kind which belong to Employer within five business days of the date of execution of this Agreement.

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     3. Employee and Employer agree that upon the execution of this Agreement,
Employer shall give the Employee the following: - the sum of $25,000 which constitutes a compromise and settlement of Employee's disputed claim for wages due under the parties' employment contract;

        - the sum of $25,000 which constitutes a compromise and settlement of various disputed personal injury claims, including emotional distress, that Plaintiff has raised or threatened to raise;

        - payment for all outstanding expense reports submitted by Employee as of the date of the execution of this Agreement;

        - forgiveness of the loan it made to Employee in the amount of $25,000

     The payment of the above sums, the forgiveness of the loan, and the payment of Employee's expenses shall constitute full and final settlement of the parties' employment relationship and shall terminate all obligations that Employer may have had under the parties' Employment Agreement or otherwise under Tennessee or federal law.

     4. Employer shall withhold from any payments made pursuant to this Agreement any taxes required by law to be withheld with respect to such payments.

     5. As specific consideration for the release and waiver contained in Paragraph 6 of this Agreement and Release, Employer shall provide the following benefits to which Employee is not otherwise entitled: Employer agrees to continue Employee's medical coverage through the company for the months of August, September, and October of 1996. Employer agrees to pay only the Employer's portion of Employee's medical insurance. After the expiration of three months, Employee has only those rights to medical benefits which are otherwise available to him under state or federal law.

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     6. Employee, for himself and his heirs, personal representatives, successors and assigns, does hereby release and forever discharge Employer, its successors, assigns, agents, representatives, employees, officers, directors, trustees, and shareholders, from any and all causes of action, claims, demands, suits, damages, sums of money and/or judgments (hereinafter "damages") arising at any time prior to and through the date of the execution of this Agreement and Release which might have been asserted against Employer, its successors, agents, representatives, employees, officers, directors, trustees, or shareholders by Employee, or on his behalf, including, but not limited to, any which may have been asserted against Employer by or on behalf of Employee relating to his employment by Employer or the termination of his employment, including accrued vacation pay, profit sharing plans, retirement plans or any benefit plans of any type or nature, and any claims for discrimination of any type under any federal, state or local law or regulation, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act 1964 and the Civil Rights Act of 1991, except for any claims arising under this Agreement and Release.

     7. Likewise, Employer, its personal representatives, successors and assigns, does hereby release and forever discharge Employee from any and all causes of action, claims, demands, suits, damages, sums of money and/or judgments (hereinafter "damages") arising at any time prior to and through the date of the execution of this Agreement and Release which might have been asserted

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against Employee relating to his employment by Employer, except for any claims arising under this Agreement and Release.

     8. Should any state or federal tax authority determine that additional taxes beyond those which will be withheld under this Agreement are due on the payments provided for in this Agreement, then Employee agrees to be solely responsible for the Employee's portion of any and all additional taxes assessed and interest or penalties charged. Employee also agrees to indemnify and hold harmless Employer from any and all liability of whatever kind incurred by it with respect to any payments made under this Agreement including but not limited to taxes, levies, assessments, fines, interests and penalties.

     9. The parties declare that each has carefully read this Agreement. Both parties agree to the terms of this Agreement and enter into it freely and voluntarily in order to make a full and final adjustment and resolution of the matters contained herein.

     10. Employee specifically represents that he was represented by counsel, that the terms of this Agreement were jointly negotiated over a period of more than thirty days, and that he had adequate time to consider the issues resolved herein.

     11. The parties further acknowledge that this Agreement and Release may be revoked by Employee within seven (7) days from the execution hereof and that the Agreement and Release shall not become effective or enforceable until after the revocation period has expired. Employee agrees that any revocation shall be submitted to Employer in writing and accompanied by any portion of

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the consideration that she may have already received under the terms of this
Agreement and Release.

     12. The parties agree that they will keep the terms, conditions and existence of this Agreement and Release confidential. Each agrees that they may discuss such matters only with their attorney and their accountant or tax preparer. To the extent that either party is permitted to disclose and does disclose such information, that party agrees to require, and warrants, that the person receiving such information shall maintain its confidentiality.

     13. In addition, Employee agrees that the services he performed for Employer were special, unique and extraordinary, and that by reason of those services he acquired confidential information and trade secrets. It is agreed that all confidential information relative to the activities of Employer, including, but not limited to, Employer's contractual third-party relationships, contracts, financial information, plans, developments, administrative procedures, operations, or dealings with other third parties, is the property of Employer and shall not be disclosed by Employee for any reason.

     14. Employee agrees that he will not himself or through third parties or agents disparage Employer in any respect relating to any matter pertaining to his employment with Employer or his retirement from employment with Employer. Likewise, Employer agrees that it will not disparage Employee in any respect relating to any matter

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pertaining to his employment with Employer or his retirement from employment with his Employer.

     A. The parties agree that any violation of these confidentiality and non-disparagement provisions shall cause damage to the other which cannot be readily calculated. They further agree that any such violation shall be specifically enforceable by a court of law or equity or by binding arbitration, and they further agree to pay the other the amount of Two Thousand Five Hundred Dollars ($2,500.00) as liquidated damages, and not as a penalty, for each breach of the foregoing confidentiality and non- disparagement provisions of this Agreement and Release.

     15. It is understood and agreed that this Agreement and Release does not and shall not constitute an admission by Employer or Employee of any violation of any law or right of the other.

     16. This Agreement and Release constitutes the entire understanding and agreement between the parties as to the subject matter hereof and the terms of this Agreement and Release may not be waived, modified or supplemented except in writing by all parties hereto.

     17. Should this Agreement and Release be held invalid or unenforceable (in whole or in part) with respect to any particular claims or circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances.

     18. Any claims concerning the meaning, application and/or interpretation of this Agreement and Release, any matter which relates to Employee's employment and arises after the date of this

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Agreement and Release, or any claim of breach of or failure to perform this
Agreement and Release, shall be settled solely by binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any arbitration decision shall be fully binding on both parties and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall pay the fees and costs of presenting its case in arbitration, except that the Arbitrator may award attorney's fees to the prevailing party. All other costs of arbitration, including the cost of any transcript of the proceedings, administrative fees, and the arbitrator's fees shall be borne equally by the parties. Any arbitration hearing shall take place in Davidson County, Tennessee and Tennessee law shall govern. The parties, and each of them, agree that the remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim which is subject to arbitration pursuant to this paragraph, but that the arbitrator shall not have the authority or power to order reinstatement as a remedy. Any award by the arbitrator shall, unless both parties agree in writing otherwise, be in writing and shall set forth the factual and legal basis for such award and shall state which party is deemed to be the prevailing party for the purpose of awarding attorney's fees hereunder.

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     19. This Agreement and Release shall be construed in accordance with the laws of Tennessee.

                   OUR SIGNATURE BELOW INDICATES THAT WE HAVE
               READ THE FOREGOING DOCUMENT, UNDERSTAND ITS TERMS,
                          AND AGREE TO BE BOUND BY IT.

                                                   Employer

/s/ BRAD CHAMBERS                                  By ROY W. WUNSCH
- --------------------------------                      --------------------------
Employee
                                                   Its: CHAIRMAN & CEO
- --------------------------------                        ------------------------

Date:  6/19/96                                     Date:  6/19/96
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